Exhibit 5

[Letterhead of M. Patricia Oliver]

December 7, 2007
BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

Re: Registration Statement on Form S-8 (the “Registration Statement”) relating to the BB&T Corporation 401(k) Savings Plan, as amended and restated (the “Plan”)

Ladies and Gentlemen:

     I am the Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T Corporation (“BB&T”) and am familiar with the Registration Statement being filed in connection with the 13,000,000 shares of BB&T’s common stock, par value $5.00 per share (the “Shares”), and an indeterminate number of plan interests, which are proposed to be offered and sold pursuant to the Plan. This opinion is provided pursuant to the requirements of Item 8(a) of Form S-8 and Item 601(b)(5) of Regulation S-K.

     In connection with the foregoing, I and attorneys on my staff have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein. Based on and subject to the foregoing and the qualifications and limitations set forth herein, and having regard for such legal considerations as I have deemed relevant, it is my opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable. This opinion is limited to the laws of the State of North Carolina, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

     I hereby consent to being named as the attorney who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act, or other rules and regulations of the Commission thereunder.

                                                                                                                                          Very truly yours,

                                                                                                                                          /s/ M. Patricia Oliver
                                                                                                                                          M. Patricia Oliver
                                                                                                                                          Executive Vice President, General Counsel,
                                                                                                                                          Secretary and Chief Corporate Governance Officer